Exhibits and Financial Statement Schedules

(a) Financial Statement Schedules.

(b) Exhibits. See Exhibit Index following the signature pages to this Registration Statement.

All other schedules, other than those listed above, are omitted because the information is not required or because the information is included in the Financial Statements or Notes to Financial Statements.

Report of Independent Auditors

The Board of Directors

Woodmen of the World Life Insurance Society and/or

Omaha Woodmen Life Insurance Society

We have audited the statutory-basis financial statements of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the Society) as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, and have issued our report thereon dated April 17, 2015 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in the Exhibit of this Registration Statement. These schedules are the responsibility of the Society’s management. Our responsibility is to express an opinion on these schedules based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 17, 2015

Schedule I – Summary of Investments

Other Than Investments in Related Parties

As of December 31, 2014

Type of Investment	Cost	Estimated Market Value	Amount at Which Shown in the Statement of Financial Position
	(Dollars In Thousands)
Bonds:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$457,781	$498,695	$457,913
States, municipalities, and political subdivisions	1,010,574	1,068,440	1,013,130
Foreign governments	812,960	837,251	814,525
All other corporate bonds	3,610,630	3,801,762	3,619,357
Mortgage-backed and other asset-backed securities	1,108,210	1,116,805	1,110,469

Total bonds	7,000,155	7,322,953	7,015,394
Equity securities:
Common stocks:
Banks, trust, and insurance companies	50,606	82,292	82,292
Industrial, miscellaneous, and all other	331,668	500,212	500,212
Mutual funds	939	833	833

Total equity securities	383,213	583,337	583,337
Mortgage loans	1,728,072		1,728,072
Real estate	199,547		83,176
Certificate loans	165,621		164,444
Securities lending reinvestment collateral assets	193,783		193,783
Other invested assets	167,713		167,926

Total investments	$9,838,104		$9,936,132

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Schedule III – Supplementary Insurance Information

As of December 31, 2014, 2013, and 2012 and for Each of the Years Then Ended

	Future Policy Benefits and Claims	Contractholder and Other Certificateholder Funds
	(Dollars In Thousands)
2014
Life and health insurance	$8,359,574	$58,383
2013
Life and health insurance	$8,074,217	$67,102
2012
Life and health insurance	$7,781,376	$78,735

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Schedule III – Supplementary Insurance Information (continued)

As of December 31, 2014, 2013, and 2012 and for Each of the Years Then Ended

	Premiums and Other Considerations	Net Investment Income (1)	Benefits, Claims, and Settlement Expenses	Other Operating Expenses (1)
	(Dollars In Thousands)
2014
Life and health insurance	$773,303	$406,021	$888,857	$209,145
2013
Life and health insurance	$734,826	$416,729	$844,598	$224,839
2012
Life and health insurance	$811,091	$419,256	$926,759	$220,294

(1)	Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

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Schedule IV – Reinsurance

As of December 31, 2014, 2013, and 2012 and for Each of the Years Then Ended

	Gross Amount	Ceded to Other Companies	Net Amount
	(Dollars In Thousands)
2014
Life insurance in force	$37,237,663	$5,309,637	$31,928,026

Premiums:
Life insurance	$766,685	$9.574	$757,111
Supplemental contracts involving life contingencies	5,811	—	5,811
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	11,791	1,410	10,381

Total	$784,287	$10,984	$773,303

2013
Life insurance in force	$36,753,741	$5,137,610	$31,616,131

Premiums:
Life insurance	$726,309	$9,467	$716,842
Supplemental contracts involving life contingencies	8,367	—	8,367
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	11,065	1,448	9,617

Total	$745,740	$10,915	$734,826

2012
Life insurance in force	$36,433,197	$5,044,134	$31,389,063

Premiums:
Life insurance	$807,251	$9,554	$797,697
Supplemental contracts involving life contingencies	4,403	—	4,403
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	10,501	1,510	8,991

Total	$822,155	$11,064	$811,091

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Woodmen of the World Life Insurance Society

Home Office: Omaha, Nebraska

1-800-225-3108

Woodmen.org

An Equal Opportunity Organization